UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with each of JCP Investment Partnership LP, Bandera Master Fund LP and SV Asset Management LLC (collectively, the “Investors”). Pursuant to the SPA, each Investor purchased 3,125,000 shares of the Company’s common stock for an aggregate of 9,375,000 shares (the “Shares”) from the Company at a price of $0.40 per share. The SPA contains customary representations and warranties by the Company and the Investors and certain additional covenants by the Company.

The foregoing description of the SPA is qualified in its entirety by reference to the SPA attached as an exhibit to this Form 8-K and incorporated by reference in this Item 1.01.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02. The sale of the Shares was exempt from registration pursuant to the exemption from registration contained in Rule 506 as promulgated under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

10.1	Securities Purchase Agreement dated August 26, 2021 between the Company and each of JCP Investment Partnership LP, Bandera Master Fund L.P. and SV Asset Management LLC. *
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act. The Company agrees to furnish supplementally any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: August 31, 2021
By: /s/ SAM KLEPFISH Sam Klepfish, CEO